Yum! Brands Inc. Raises Full Year 2010 EPS Growth Forecast to 14% from 12%;
Reports Third Quarter 2010 EPS of $0.73, Excluding Special Items;
Operating Profit Increased 14% Led by Strong Growth in China.

Louisville, KY (October 5, 2010) — Yum! Brands Inc. (NYSE: YUM) today reported results for the third quarter ended September 4, 2010, including EPS growth of 5%, prior to special items.

THIRD-QUARTER HIGHLIGHTS

●	Worldwide operating profit grew 14% prior to foreign currency translation, including +23% in China, +16% in Yum Restaurants International (“YRI”), and a decline of 2% in the U.S.

●	Worldwide system sales growth prior to foreign currency translation of 5%, including +18% in China, +5% in YRI, and +1% in the U.S.

●	Same-store-sales growth in each division including +6% in China, +1% in YRI, and +1% in the U.S.

●	Worldwide restaurant margin improvement of 1.6 percentage points including increases in China, YRI, and the U.S.

●	Significantly higher tax rate of 27.4% versus 19.9% in the third quarter of 2009.

●	Announced a 19% increase in the Company’s quarterly dividend. The quarterly cash dividend will increase from $0.21 to $0.25 per share.

●	Issued a 10-year, $350 million bond at 3.875%, which is the lowest coupon ever for a BBB- corporate name.

	Third Quarter			Year-to-Date
	2010	2009	% Change	2010	2009	% Change
EPS Excluding Special Items	$0.73	$0.70	5%	$1.90	$1.67	14%
Special Items Gain/(Loss)1	$0.01	($0.01)	NM	($0.08)	$0.10	NM
EPS	$0.74	$0.69	7%	$1.82	$1.77	3%
1 See Reconciliation of Non-GAAP Measurements to GAAP Results for further detail of the Special Items.
Note: All comparisons are versus the same period a year ago and exclude Special Items unless noted.

FULL YEAR OUTLOOK

The Company raised its full-year 2010 EPS forecast from $2.43 to $2.48 per share, or from 12% to 14% growth prior to special items, based on strong year-to-date operating profit performance.

Yum! Brands, Inc. • 1900 Colonel Sanders Lane • Louisville, KY 40213
Tel 502 874-8006 • Fax 502 874-2410 • Web Site www.yum.com/investors

David C. Novak, Chairman and CEO said, “I’m pleased to report we are raising our full year EPS growth forecast to 14%, which will make 2010 the 9th consecutive year we meet or exceed our annual target of at least 10%.  We take satisfaction that our year-to-date operating profit has increased 15%, excluding special items and the impact of foreign currency translation, and is driving our strong EPS growth this year.   A key driver of our overall growth continues to be new unit development in China and Yum! Restaurants International.  We expect to open about 1,400 international new units this year.  This new unit growth positions us well for another successful year in 2011.

“We continue to make progress at all three divisions and are especially pleased with the continued strong results from our China business.  The combination of high return new unit development, same-store-sales growth, and increasing margins drove operating profit growth of 23% in China for the quarter, excluding the impact of foreign currency translation.   At Yum! Restaurants International, we increased system sales by 5% and grew operating profit 16%, prior to foreign currency translation benefit.  Our U.S. business modestly improved same-store-sales growth and margin but operating profit declined slightly.  We expect sales momentum to continue in the fourth quarter.

“Overall, we are encouraged with our strong performance.    We continue to drive aggressive, international expansion while maintaining our industry-leading return on invested capital.  Our intent is to continue to build shareholder value and return cash to shareholders through dividends and share repurchases.”

CHINA DIVISION

	Third Quarter				Year-to-Date
			% Change				% Change
	2010	2009	Reported	Ex F/X	2010	2009	Reported	Ex F/X
System Sales Growth			+19	+18			+16	+16
Same-Store-Sales Growth	+6	Even	NM	NM	+5	(1)	NM	NM
Restaurant Margin (%)	25.2	24.3	0.9	0.9	24.0	22.4	1.6	1.6
Operating Profit ($MM)	267	216	+24	+23	582	449	+30	+29

●	China Division system sales growth of 18%, prior to the benefit of foreign currency translation, was driven by new unit development of 12% and same-store-sales growth of 6%.

	○	China opened 90 new restaurants in the third quarter and 245 year-to-date, further strengthening the company’s leadership position.

China Units	Q3 2010	% Change
Traditional Restaurants	3,664	+12
KFC	3,054	+12
Pizza Hut Casual Dining	479	+8
Pizza Hut Home Service	106	+22

●
Restaurant margin increased 0.9 percentage points driven primarily by strong same-store-sales growth and commodity deflation, offsetting labor inflation.  While we continue to expect full year margin improvement, labor and commodity inflation will negatively impact margins in the fourth quarter.

●	Operating profit benefited about $10 million in the quarter from our brands’ participation in the World Expo in Shanghai. This benefit will not occur in 2011.

●	China Division includes solely the results of our operations in mainland China.

YUM! RESTAURANTS INTERNATIONAL (YRI) DIVISION

	Third Quarter				Year-to-Date
			% Change				% Change
	2010	2009	Reported	Ex F/X	2010	2009	Reported	Ex F/X
Traditional Restaurants	14,001	13,486	+4	NA	14,001	13,486	+4	NA
System Sales Growth			+7	+5			+10	+3
Franchise & License Fees	171	157	+8	+6	499	445	+12	+4
Operating Profit ($MM)	142	120	+18	+16	405	346	+17	+8
Operating Margin (%)	20.1	16.4	3.7	2.9	19.3	17.2	2.1	1.7

●
YRI system sales grew 5% prior to the benefit of foreign currency, driven primarily by new unit development and same-store-sales growth of 1%. Our emerging markets led the way with 9% system sales growth while developed markets grew 3%.

●	We opened 194 new units, with the majority across 34 emerging markets.

●	Restaurant margins increased 1.6 percentage points to 12.5% driven primarily by the impact of refranchising.

●
Operating profit grew 16% prior to foreign currency translation, primarily driven by new unit development.  Additionally, general & administrative and franchise & license expenses were lower than last year.

●	Foreign currency translation positively impacted operating profit by $3 million in the third quarter and $31 million year-to-date.

Key YRI Markets	System-Sales Growth Ex F/X (%)
	Third Quarter	Year-to-Date
Franchise Only Markets
Asia (ex Mainland China)	+8	+4
Continental Europe1	+3	(3)
Middle East	+9	+9
Latin America	+8	+7
Company/Franchise Markets
Australia	+2	Even
UK	Even	+2
New Growth Markets (France, Russia, and India)	+21	+16

1 Continental Europe year-to-date system sales growth was negatively impacted by a 99 unit franchisee in Spain exiting the Pizza Hut system in the third quarter of 2009 (equivalent to 7 percentage points based on units).

U.S. DIVISION

	Third Quarter			Year-to-Date
	2010	2009	% Change	2010	2009	% Change
Same-Store-Sales Growth (%)	+1	(6)	NM	Even	(3)	NM
Restaurant Margin (%)	14.4	14.1	+0.3	14.3	14.0	+0.3
Operating Profit ($MM)	168	171	(2)	495	497	-
Operating Margin (%)	17.4	16.2	+1.2	17.1	15.5	+1.6

●	Same-store-sales increased 1% driven by growth of 8% at Pizza Hut and 3% at Taco Bell, offset by a decline of 8% at KFC.

●	Restaurant margin increased 0.3 percentage points primarily due to refranchising.

●	Operating profit decreased $3 million primarily due to the timing of employee costs and legal expenses.

REFRANCHISING UPDATE

U.S. DIVISION
●
We continue to pursue the refranchising of a substantial portion of our U.S. businesses, principally Pizza Hut and KFC. Year-to-date we have sold 98 restaurants.  Since the inception of our refranchising program in late 2007, we have sold over 1,300 units across all the brands.  We continue to expect to complete our U.S. refranchising efforts during 2011.

YRI DIVISION
●
Subsequent to the end of our third quarter we agreed to refranchise all of our company owned restaurants in Mexico, which includes 224 KFCs and 123 Pizza Huts.  The buyer is an existing Latin American franchise partner, who will also serve as the master franchisor for the Mexico market.  We expect the transaction to close by the end of October.  In the fourth quarter we anticipate recording a pre-tax refranchising loss of approximately $50 million in special items as a result of this transaction.

REMINDER - DIVISION REPORTING REALIGNMENT

Beginning in the first quarter of 2010, Thailand and KFC Taiwan, previously part of China Division, are being reported as part of YRI.  The China Division includes solely the results of our mainland China business.  While our consolidated results are not impacted, our historical segment financial information for YRI and China Division has been restated for 2009 for consistent presentation.

CONFERENCE CALL

Yum! Brands Inc. will host a conference call to review the company’s financial performance and strategies at 9:15 a.m. ET Wednesday, October 6, 2010. The number is 877/815-2029 for U.S. callers and 706/645-9271 for international callers.

The call will be available for playback beginning at noon Eastern Time Wednesday, October 6, through midnight Wednesday, October 20, 2010. To access the playback, dial 800/642-1687 in the United States and 706/645-9291 internationally.  The playback pass code is 14416434.

The webcast and the playback can be accessed via the internet by visiting Yum! Brands’ Web site, www.yum.com/investors and selecting “Q3 2010 Earnings Conference Call” under “Investors: Presentations.” A podcast will be available within 24 hours.

ADDITIONAL INFORMATION ONLINE
Third quarter end dates for each division, restaurant-count details, and definitions of terms including Key Markets are available online at www.yum.com under “Investors”.

This announcement, any related announcements and the related webcast may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. We intend all forward-looking statements to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. Our forward-looking statements are subject to risks and uncertainties, which may cause actual results to differ materially from those projected. Factors that can cause our actual results to differ materially include, but are not limited to: food borne-illness or food safety issues; economic and political conditions in the countries where we operate; currency exchange and interest rates; commodity, labor and other operating costs; our ability to secure and maintain distribution and adequate supply to our restaurants; the effectiveness of our operating initiatives and marketing; the success of our strategies for refranchising and international development; the continued viability and success of our franchise and license operators; publicity that may impact our business and/or industry; pending or future legal claims; the impact of any widespread illness; our effective tax rates; our actuarially determined casualty loss estimates; government regulations; accounting policies and practices; and competition, consumer preferences or perceptions. You should consult our filings with the Securities and Exchange Commission (including the information set forth under the captions “Risk Factors” and “Forward-Looking Statements” in our Annual Report on Form 10-K) for additional detail about factors that could affect our financial and other results. Forward-looking statements are based on current expectations and assumptions and currently available data and are neither predictions nor guarantees of future events or performance. You should not place undue reliance on forward-looking statements, which speak only as of the date hereof. We are not undertaking to update any of these statements.

Yum! Brands, Inc., based in Louisville, Kentucky, is the world’s largest restaurant company in terms of system restaurants, with more than 37,000 restaurants in over 110 countries and territories. The company is ranked #216 on the Fortune 500 List, with revenues of nearly $11 billion in 2009. Four of the company’s restaurant brands – KFC, Pizza Hut, Taco Bell and Long John Silver’s – are the global leaders of the chicken, pizza, Mexican–style food and quick–service seafood categories, respectively. Outside the United States in 2009, the Yum! Brands system opened more than four new restaurants each day of the year, making it a leader in international retail development.

Analysts are invited to contact
Tim Jerzyk, Senior Vice President Investor Relations, at 888/298-6986
Steve Schmitt, Director Investor Relations, at 888/298-6986
Members of the media are invited to contact
Amy Sherwood, Vice President Public Relations, at 502/874-8200

YUM! Brands, Inc.
Consolidated Summary of Results
(amounts in millions, except per share amounts)
(unaudited)

	Quarter		% Change	Year to Date		% Change
	9/4/10	9/5/09	B/(W)	9/4/10	9/5/09	B/(W)
Company sales	$2,496	$2,432	3	$6,712	$6,502	3
Franchise and license fees and income	366	346	5	1,069	969	10
Total revenues	2,862	2,778	3	7,781	7,471	4

Company restaurants
Food and paper	788	777	(2)	2,112	2,081	(1)
Payroll and employee benefits	516	523	1	1,480	1,485	—
Occupancy and other operating expenses	713	707	(1)	1,935	1,879	(3)
Company restaurant expenses	2,017	2,007	(1)	5,527	5,445	(2)

General and administrative expenses	285	276	(3)	813	812	—
Franchise and license expenses	24	29	18	71	74	4
Closures and impairment (income) expenses	5	5	(12)	21	31	32
Refranchising (gain) loss	(2)	4	NM	51	(9)	NM
Other (income) expense	(11)	(13)	(12)	(31)	(97)	(68)
Total costs and expenses, net	2,318	2,308	—	6,452	6,256	(3)

Operating Profit	544	470	16	1,329	1,215	9
Interest expense, net	38	42	10	121	138	12
Income before income taxes	506	428	18	1,208	1,077	12
Income tax provision	139	88	(57)	307	212	(45)
Net Income – including noncontrolling interest	367	340	8	901	865	4
Net Income – noncontrolling interest	10	6	(57)	17	10	(65)
Net Income – YUM! Brands, Inc.	$357	$334	7	$884	$855	3

Effective tax rate	27.5%	20.6%	(6.9) ppts	25.4%	19.7%	(5.7) ppts

Effective tax rate before special items	27.4%	19.9%	(7.5) ppts	25.8%	21.1%	(4.7) ppts

Basic EPS Data
EPS	$0.76	$0.71	7	$1.87	$1.82	3
Average shares outstanding	473	472	—	473	469	(1)

Diluted EPS Data
EPS	$0.74	$0.69	7	$1.82	$1.77	3
Average shares outstanding	484	485	—	485	482	(1)

Dividends declared per common share	$—	$—		$0.42	$0.38

See accompanying notes.

YUM! Brands, Inc.
CHINA DIVISION Operating Results
(amounts in millions)
(unaudited)

	Quarter		% Change	Year to Date		% Change
	9/4/10	9/5/09	B/(W)	9/4/10	9/5/09	B/(W)

Company sales	$1,172	$980	20	$2,745	$2,251	22
Franchise and license fees and income	16	14	18	38	40	(4)
Total revenues	1,188	994	20	2,783	2,291	21

Company restaurant expenses, net
Food and paper	390	341	(14)	909	796	(14)
Payroll and employee benefits	151	116	(31)	372	286	(31)
Occupancy and other operating expenses	335	286	(17)	806	666	(21)
	876	743	(18)	2,087	1,748	(19)
General and administrative expenses	55	45	(24)	136	117	(17)
Franchise and license expenses	1	—	NM	1	—	NM
Closures and impairment (income) expenses	—	2	67	5	6	15
Other (income) expense	(11)	(12)	4	(28)	(29)	(1)
	921	778	(18)	2,201	1,842	(20)
Operating Profit	$267	$216	24	$582	$449	30

Company sales	100.0%	100.0%		100.0%	100.0%
Food and paper	33.3	34.8	1.5 ppts	33.1	35.3	2.2 ppts
Payroll and employee benefits	12.9	11.7	(1.2) ppts	13.6	12.7	(0.9) ppts
Occupancy and other operating expenses	28.6	29.2	0.6 ppts	29.3	29.6	0.3 ppts
Restaurant margin	25.2%	24.3%	0.9 ppts	24.0%	22.4%	1.6 ppts

See accompanying notes.

As discussed in (d) in the accompanying notes, we began consolidating the operating entity that owns the KFC business in Shanghai, China, with 236 units, during the second quarter of 2009.  This entity was previously accounted for as an unconsolidated affiliate.

As discussed in (g) in the accompanying notes, beginning in 2010 the China Division only consists of operations in mainland China and the International Division includes the remainder of our international operations.  We have restated the segment information for 2009 to be consistent with 2010.

YUM! Brands, Inc.
YUM! RESTAURANTS INTERNATIONAL DIVISION Operating Results
(amounts in millions)
(unaudited)

	Quarter		% Change	Year to Date		% Change
	9/4/10	9/5/09	B/(W)	9/4/10	9/5/09	B/(W)

Company sales	$533	$573	(7)	$1,602	$1,567	2
Franchise and license fees and income	171	157	8	499	445	12
Total revenues	704	730	(4)	2,101	2,012	4

Company restaurant expenses, net
Food and paper	170	188	9	516	513	(1)
Payroll and employee benefits	133	144	9	404	393	(2)
Occupancy and other operating expenses	163	177	8	498	483	(3)
	466	509	8	1,418	1,389	(2)
General and administrative expenses	84	89	5	248	243	(2)
Franchise and license expenses	9	13	31	24	29	17
Closures and impairment (income) expenses	3	(1)	NM	6	5	(6)
Other (income) expense	—	—	—	—	—	—
	562	610	8	1,696	1,666	(2)
Operating Profit	$142	$120	18	$405	$346	17

Company sales	100.0%	100.0%		100.0%	100.0%
Food and paper	31.9	32.6	0.7 ppts	32.2	32.7	0.5 ppts
Payroll and employee benefits	24.9	25.5	0.6 ppts	25.2	25.2	— ppts
Occupancy and other operating expenses	30.7	31.0	0.3 ppts	31.1	30.8	(0.3) ppts
Restaurant margin	12.5%	10.9%	1.6 ppts	11.5%	11.3%	0.2 ppts

Operating margin	20.1%	16.4%	3.7 ppts	19.3%	17.2%	2.1 ppts

See accompanying notes.

As discussed in (g) in the accompanying notes, beginning in 2010 the China Division only consists of operations in mainland China and the International Division includes the remainder of our international operations.  We have restated the segment information for 2009 to be consistent with 2010.

YUM! Brands, Inc.
UNITED STATES Operating Results
(amounts in millions)
(unaudited)

	Quarter		% Change	Year to Date		% Change
	9/4/10	9/5/09	B/(W)	9/4/10	9/5/09	B/(W)

Company sales	$791	$879	(10)	$2,365	$2,684	(12)
Franchise and license fees and income	179	176	2	532	516	3
Total revenues	970	1,055	(8)	2,897	3,200	(9)

Company restaurant expenses, net
Food and paper	228	248	8	687	772	11
Payroll and employee benefits	232	263	12	704	806	13
Occupancy and other operating expenses	217	244	11	636	730	13
	677	755	10	2,027	2,308	12
General and administrative expenses	110	109	—	323	330	2
Franchise and license expenses	14	16	10	46	45	(2)
Closures and impairment (income) expenses	2	4	39	10	20	49
Other (income) expense	(1)	—	NM	(4)	—	NM
	802	884	9	2,402	2,703	11
Operating Profit	$168	$171	(2)	$495	$497	—

Company sales	100.0%	100.0%		100.0%	100.0%
Food and paper	28.9	28.3	(0.6) ppts	29.1	28.8	(0.3) ppts
Payroll and employee benefits	29.2	29.9	0.7 ppts	29.7	30.0	0.3 ppts
Occupancy and other operating expenses	27.5	27.7	0.2 ppts	26.9	27.2	0.3 ppts
Restaurant margin	14.4%	14.1%	0.3 ppts	14.3%	14.0%	0.3 ppts

Operating margin	17.4%	16.2%	1.2 ppts	17.1%	15.5%	1.6 ppts

See accompanying notes.

YUM! Brands, Inc.
Condensed Consolidated Balance Sheets
(amounts in millions)

	(unaudited)
	9/4/10	12/26/09
ASSETS
Current Assets
Cash and cash equivalents	$1,274	$353
Accounts and notes receivable, less allowance: $34 in 2010 and $35 in 2009	249	239
Inventories	149	122
Prepaid expenses and other current assets	313	314
Deferred income taxes	81	81
Advertising cooperative assets, restricted	109	99
Total Current Assets	2,175	1,208
Property, plant and equipment, net of accumulated depreciation and amortization of $3,460 in 2010 and $3,348 in 2009	3,770	3,899
Goodwill	700	640
Intangible assets, net	440	462
Investments in unconsolidated affiliates	145	144
Other assets	529	544
Deferred income taxes	329	251
Total Assets	$8,088	$7,148
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Accounts payable and other current liabilities	$1,374	$1,413
Income taxes payable	94	82
Short-term borrowings	724	59
Advertising cooperative liabilities	109	99
Total Current Liabilities	2,301	1,653
Long-term debt	2,905	3,207
Other liabilities and deferred credits	1,239	1,174
Total Liabilities	6,445	6,034

Shareholders’ Equity
Common stock, no par value, 750 shares authorized; 468 shares and 469 shares issued in 2010 and 2009, respectively	112	253
Retained earnings	1,681	996
Accumulated other comprehensive income (loss)	(237)	(224)
Total Shareholders’ Equity – YUM! Brands, Inc.	1,556	1,025
Noncontrolling interest	87	89
Total Shareholders’ Equity	1,643	1,114
Total Liabilities and Shareholders’ Equity	$8,088	$7,148

See accompanying notes.

YUM! Brands, Inc.
Condensed Consolidated Statements of Cash Flows
 (amounts in millions)
(unaudited)

	Year to Date
	9/4/10	9/5/09
Cash Flows – Operating Activities
Net Income – including noncontrolling interest	$901	$865
Depreciation and amortization	383	385
Closures and impairment (income) expenses	21	31
Refranchising (gain) loss	51	(9)
Contributions to defined benefit pension plans	(22)	(96)
Gain upon consolidation of a former unconsolidated affiliate in China	—	(68)
Deferred income taxes	(130)	59
Equity income from investments in unconsolidated affiliates	(34)	(29)
Distributions of income received from unconsolidated affiliates	34	29
Excess tax benefits from share-based compensation	(46)	(48)
Share-based compensation expense	37	39
Changes in accounts and notes receivable	(6)	11
Changes in inventories	(30)	34
Changes in prepaid expenses and other current assets	15	(26)
Changes in accounts payable and other current liabilities	94	2
Changes in income taxes payable	118	(87)
Other, net	111	43
Net Cash Provided by Operating Activities	1,497	1,135

Cash Flows – Investing Activities
Capital spending	(490)	(505)
Proceeds from refranchising of restaurants	106	91
Acquisitions & investments	(62)	(99)
Sales of property, plant and equipment	21	16
Other, net	(10)	(8)
Net Cash Used in Investing Activities	(435)	(505)

Cash Flows – Financing Activities
Proceeds from long-term debt	350	499
Repayments of long-term debt	(20)	(522)
Revolving credit facilities, three months or less, net	12	(289)
Short-term borrowings by original maturity
More than three months – proceeds	—	—
More than three months – payments	—	—
Three months or less, net	5	5
Repurchase shares of Common Stock	(283)	—
Excess tax benefits from share-based compensation	46	48
Employee stock option proceeds	64	91
Dividends paid on Common Stock	(295)	(263)
Other, net	(30)	(8)
Net Cash Used in Financing Activities	(151)	(439)
Effect of Exchange Rates on Cash and Cash Equivalents	10	—
Net Increase in Cash and Cash Equivalents	921	191
Change in Cash and Cash Equivalents due to Consolidation of an Entity in China	—	17
Cash and Cash Equivalents - Beginning of Period	$353	$216
Cash and Cash Equivalents - End of Period	$1,274	$424
See accompanying notes.

Reconciliation of Non-GAAP Measurements to GAAP Results
(amounts in millions, except per share amounts)
(unaudited)

In addition to the results provided in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”) throughout this document, the Company has provided non-GAAP measurements which present operating results in 2010 and 2009 on a basis before Special Items.  Included in Special Items are the U.S. refranchising gain (loss), the depreciation benefit from the KFC restaurants impaired in the first quarter of 2010, charges relating to U.S. General and Administrative (“G&A”) productivity initiatives and realignment of resources, investments in our U.S. Brands, the loss recognized upon refranchising of an equity market outside the U.S. and the 2009 gain upon our acquisition of additional ownership in, and consolidation of, the operating entity that owns the KFCs in Shanghai, China.  These amounts are described in (d), (e) and (f) in the accompanying notes.

The Company uses earnings before Special Items as a key performance measure of results of operations for the purpose of evaluating performance internally.  This non-GAAP measurement is not intended to replace the presentation of our financial results in accordance with GAAP.  Rather, the Company believes that the presentation of earnings before Special Items provides additional information to investors to facilitate the comparison of past and present operations, excluding items in 2010 and 2009 that the Company does not believe are indicative of our ongoing operations due to their size and/or nature.

	Quarter		Year to Date
	9/4/10	9/5/09	9/4/10	9/5/09
Detail of Special Items
Gain upon consolidation of a former unconsolidated affiliate in China	$—	$—	$—	$68
Loss upon refranchising of an equity market outside the U.S.	—	(10)	(7)	(10)
U.S. Refranchising gain (loss)	—	8	(51)	23
Depreciation benefit from KFC restaurants impaired upon offer to sell	2	—	5	—
Charges relating to U.S. G&A productivity initiatives and realignment of resources	—	—	(5)	(9)
Investments in our U.S. Brands	—	(1)	—	(32)
Total Special Items Income (Expense)	2	(3)	(58)	40
Tax Benefit (Expense) on Special Items	(1)	(3)	19	6
Special Items Income (Expense), net of tax	$1	$(6)	$(39)	$46
Average diluted shares outstanding	484	485	485	482
Special Items diluted EPS	$0.01	$(0.01)	$(0.08)	$0.10

Reconciliation of Operating Profit Before Special Items to Reported Operating Profit
Operating Profit before Special Items	$542	$473	$1,387	$1,175
Special Items Income (Expense)	2	(3)	(58)	40
Reported Operating Profit	$544	$470	$1,329	$1,215

Reconciliation of EPS Before Special Items to Reported EPS
Diluted EPS before Special Items	$0.73	$0.70	$1.90	$1.67
Special Items EPS	0.01	(0.01)	(0.08)	0.10
Reported EPS	$0.74	$0.69	$1.82	$1.77

Reconciliation of Effective Tax Rate Before Special Items to Reported Effective Tax Rate
Effective Tax Rate before Special Items	27.4%	19.9%	25.8%	21.1%
Impact on Tax Rate as a result of Special Items	0.1%	0.7%	(0.4)%	(1.4)%
Reported Effective Tax Rate	27.5%	20.6%	25.4%	19.7%

YUM! Brands, Inc.
Segment Results
(amounts in millions)
(unaudited)

Quarter Ended 9/4/10	China Division	YRI	United States	Corporate and Unallocated	Consolidated
Total revenues	$1,188	$704	$970	$—	$2,862

Company restaurant expenses	876	466	677	(2)	2,017
General and administrative expenses	55	84	110	36	285
Franchise and license expenses	1	9	14	—	24
Closures and impairment (income) expenses	—	3	2	—	5
Refranchising (gain) loss	—	—	—	(2)	(2)
Other (income) expense	(11)	—	(1)	1	(11)
	921	562	802	33	2,318
Operating Profit (loss)	$267	$142	$168	$(33)	$544

Quarter Ended 9/5/09	China Division	YRI	United States	Corporate and Unallocated	Consolidated
Total revenues	$994	$730	$1,055	$(1)	$2,778

Company restaurant expenses	743	509	755	—	2,007
General and administrative expenses	45	89	109	33	276
Franchise and license expenses	—	13	16	—	29
Closures and impairment (income) expenses	2	(1)	4	—	5
Refranchising (gain) loss	—	—	—	4	4
Other (income) expense	(12)	—	—	(1)	(13)
	778	610	884	36	2,308
Operating Profit (loss)	$216	$120	$171	$(37)	$470

The above table reconciles segment information, which is based on management responsibility, with our Consolidated Summary of Results.  Corporate and unallocated expenses comprise items that are not allocated to segments for performance reporting purposes.

YUM! Brands, Inc.
Segment Results
(amounts in millions)
(unaudited)

Year to Date Ended 9/4/10	China Division	YRI	United States	Corporate and Unallocated	Consolidated
Total revenues	$2,783	$2,101	$2,897	$—	$7,781

Company restaurant expenses	2,087	1,418	2,027	(5)	5,527
General and administrative expenses	136	248	323	106	813
Franchise and license expenses	1	24	46	—	71
Closures and impairment (income) expenses	5	6	10	—	21
Refranchising (gain) loss	—	—	—	51	51
Other (income) expense	(28)	—	(4)	1	(31)
	2,201	1,696	2,402	153	6,452
Operating Profit (loss)	$582	$405	$495	$(153)	$1,329

Year to Date Ended 9/5/09	China Division	YRI	United States	Corporate and Unallocated	Consolidated
Total revenues	$2,291	$2,012	$3,200	$(32)	$7,471

Company restaurant expenses	1,748	1,389	2,308	—	5,445
General and administrative expenses	117	243	330	122	812
Franchise and license expenses	—	29	45	—	74
Closures and impairment (income) expenses	6	5	20	—	31
Refranchising (gain) loss	—	—	—	(9)	(9)
Other (income) expense	(29)	—	—	(68)	(97)
	1,842	1,666	2,703	45	6,256
Operating Profit (loss)	$449	$346	$497	$(77)	$1,215

The above table reconciles segment information, which is based on management responsibility, with our Consolidated Summary of Results.  Corporate and unallocated expenses comprise items that are not allocated to segments for performance reporting purposes.

Notes to the Consolidated Summary of Results, Condensed Consolidated Balance Sheets
and Condensed Consolidated Statements of Cash Flows
(amounts in millions, except per share amounts)
(unaudited)

(a)	Percentages may not recompute due to rounding.

(b)	Amounts presented as of and for the quarter and year to date ended September 4, 2010 are preliminary.

(c)
China Division Other (income) expense includes equity income from our investments in unconsolidated affiliates.  In the year to date ended September 5, 2009, Unallocated Other (income) expense includes the gain upon our acquisition of additional ownership in, and consolidation of, the operating entity that owns the KFCs in Shanghai, China (see Note d).

(d)
On May 4, 2009 we acquired an additional 7% ownership in the entity that operates the KFCs in Shanghai, China for $12 million, increasing our ownership to 58%.  Prior to our acquisition of this additional interest, this entity was accounted for as an unconsolidated affiliate.  As part of the acquisition we received additional rights in the governance of the entity such that we began consolidating the entity upon acquisition.  We remeasured our previously held 51% ownership in the entity at fair value and recognized a gain of $68 million accordingly.  The gain, which resulted in no related income tax expense, was recorded as unallocated other income during the quarter ended June 13, 2009 and has been reflected as a Special Item for certain performance measures (see accompanying reconciliation to reported results).  For the year to date ended September 4, 2010 the consolidation of the existing restaurants upon acquisition increased Company sales by $98 million and decreased Franchise and license fees and income by $6 million.  The consolidation of the existing restaurants upon acquisition increased Operating Profit by $3 million for the year to date ended September 4, 2010.

(e)
As part of our plan to transform our U.S. business we took several measures (“the U.S. business transformation measures”) in 2010 and 2009 including: expansion of our U.S. refranchising, potentially reducing our Company ownership in the U.S. to below 10%; a reduced emphasis on multi-branding as a long-term growth strategy; G&A productivity initiatives and realignment of resources (primarily severance and early retirement costs); and investments in our U.S. Brands made on behalf of our franchisees such as equipment purchases.  We have traditionally not allocated refranchising (gains) losses for segment reporting purposes and will not allocate the costs associated with the productivity initiatives, realignment of resources and investments in our U.S. Brands to the U.S. segment. Additionally, these items have been reflected as Special Items for certain performance measures (see accompanying reconciliation to reported results).  U.S. refranchising loss recorded in the year to date ended September 4, 2010 is the net result of gains from 98 restaurants sold and non-cash impairment charges in the first quarter related to our offers to refranchise restaurants in the U.S., principally a substantial portion of our Company operated KFCs.  We have recorded the depreciation benefit for the quarter and year to date ended September 4, 2010 resulting from the non-cash impairment charge related to these KFCs as a Special Item, resulting in depreciation expense in the U.S. Segment results continuing to be recorded at the rate at which it was prior to the impairment charge being recorded.  Investments in our U.S. Brands recorded in 2009 reflect our reimbursements to KFC franchisees for installation costs of ovens for the national launch of Kentucky Grilled Chicken and have been recorded as a reduction of Franchise and license fees and income.

(f)
During the quarter ended September 5, 2009 we recognized a $10 million refranchising loss as a result of our decision to offer to refranchise our KFC Taiwan equity market.  During the quarter ended March 20, 2010 we refranchised all of our remaining company restaurants in Taiwan, which consisted of 124 KFCs.  We included in our March 20, 2010 financial statements a non-cash write off of $7 million of goodwill in determining the loss on refranchising of Taiwan.  Neither of these losses resulted in a related income tax benefit, and neither loss was allocated to any segment for performance reporting purposes.

(g)
In 2010 we began reporting information for our Thailand and KFC Taiwan businesses within our International Division as a result of changes to our management reporting structure.  These businesses now report to the President of our YRI Division whereas previously they reported to the President of our China Division.  Beginning in 2010, the China Division only consists of operations in mainland China and the International Division includes the remainder of our international operations.  While this reporting change did not impact our Consolidated results, segment information for previous periods has been restated to be consistent with the current period presentation.

The following table summarizes the 2009 quarterly increases to selected line items within the YRI segment as a result of these segment reporting changes (with equal and offsetting decreases impacting the China Division segment):

	First	Second	Third	Fourth
	Quarter	Quarter	Quarter	Quarter	Total
Company sales	$47	$64	$68	$91	$270
Company restaurant expenses	42	57	62	83	244
Operating Profit	3	—	1	2	6

(h)
On July 1, 2010, we completed the exercise of our option with our Russian partner to purchase their interest in the co-branded KFC-Rostik’s restaurants across Russia and the Commonwealth of Independent States (“CIS”).  As a result, we acquired company ownership of 50 restaurants and gained full rights and responsibilities as franchisor of 81 restaurants, which our partner previously managed as master franchisor.   Upon exercise of our option, we paid cash of $56 million, forgave a long-term note receivable of $11 million and assumed long-term debt of $10 million.  The remaining balance of the purchase price, anticipated to be $11 million, will be paid in cash in July 2012 .   The impact of consolidating this business on all line items within our Condensed Consolidated Income Statement was insignificant for the quarter ended September 4, 2010 for our International Division.  While we have not yet completed our allocation of the purchase price, our Condensed Consolidated Balance Sheet at September 4, 2010 reflects the consolidation of this entity using preliminary amounts including $74 million of goodwill.